Exhibit 1

2116-130 Adelaide St. W. Toronto, Ontario Canada M5H 3P5 www.napalladium.com

For Immediate Release	Symbols: TSX - PDL
September 24, 2007	AMEX - PAL

Arctic Platinum Project Infill Drilling
Confirms Good Continuity of Widths and Grades

Toronto, Canada — North American Palladium Ltd. (“NAP”) is pleased to announce the results of the second phase of an infill drill program comprising 26 drill holes that total 3,644 metres at the Ahmaavara deposit, the larger of two deposits that comprise the Suhanko project.  The Suhanko Property was earlier identified by Gold Fields Limited (“Gold Fields”) and forms part of a group of advanced stage PGM deposits located south of Rovaniemi, Finland known as the Arctic Platinum Project (“APP”) over which NAP has a right to earn up to a 60% interest.

These Phase 2 infill drilling results at Ahmavaara continue to confirm NAP’s interpretation of the geologic continuity and metal distribution that was based upon previous widely spaced drill holes.  In all, a total of 83 drill holes have been completed in this in-fill drilling program.  A general description of the geological setting and mineralization found at the Ahmavaara deposit and the results of the 31 drill holes of the Phase 1 in-fill drilling were disclosed in a news release dated July 12, 2007, which is available on the company’s website.

Bulk sampling of the Ahmavaara and Konttijärvi deposits is expected to commence shortly and a program of bench-scale metallurgical testing is currently underway in support of a pilot plant test that is anticipated for November 2007.

Jim Excell, President and CEO of North American Palladium commented: “These drilling results are encouraging as they continue to demonstrate the good continuity of metal contents and the widths of the mineralized zones at the Ahmavaara deposit.  We are making good progress on this project and we have hired additional personnel to ensure that we satisfy all of our obligations over the next eleven months.”

The calculation of the mineralized intervals was done using a cut-off grade of 1 g/t Pd+Pt+Au (“3E”).  The mineralized drill intersections at Ahmavaara have been located within 200 metres from surface and have included such intersections of 2.5 g/t 3E along a core length of 30 metres in drill hole RN/YP-730, 2.9 g/t 3E along a core length of 32 metres in drill hole RN/YP-739 and 1.6 g/t 3E along a core length of 47 metres in drill hole RN/YP-741.

Results of the Phase 2 In-fill Drilling at the Ahmavaara Deposit, Finland

Hole(1)	From (m)	Length (m)	ETW(2)%	Pd/Pt/Au (3E, g/t)	Pt (g/t)	Pd (g/t)	Au (g/t)	Cu (%)	Ni (%)	ZONE
400	154.00	21.00	100	2.18	0.32	1.69	0.18	0.39	0.19	Upper+ Lower
incl.	163.00	1.00		3.36	0.37	2.79	0.20	0.68	0.36

718	49.00	13.00	100	1.52	0.26	1.07	0.19	0.12	0.04	Upper
incl.	50.00	1.03		5.04	1.10	3.58	0.36	0.41	0.16
and	67.00	5.23	100	1.46	0.26	1.12	0.08	0.22	0.11	Lower
incl.	70.46	0.54		3.21	0.65	2.48	0.08	0.31	0.39

719	92.00	10.00	100	1.88	0.38	1.35	0.14	0.19	0.06	Upper
incl.	100.00	0.60		3.52	0.70	2.63	0.19	0.40	0.07
and	132.00	6.00	90	2.58	0.36	1.97	0.25	0.53	0.17	Lower
incl.	132.00	1.00		3.44	0.65	2.48	0.31	0.63	0.20

720	105.00	36.00	90	1.78	0.31	1.36	0.11	0.20	0.07	Upper+ Lower
incl.	122.00	1.00		5.04	1.21	3.65	0.18	0.17	0.06

721	88.00	15.60	90	1.58	0.31	1.15	0.13	0.17	0.04	Upper
incl.	93.00	1.00		3.70	0.79	2.66	0.24	0.33	0.05

722	75.00	5.00	100	5.92	1.26	4.45	0.21	0.33	0.18	Upper
incl.	75.00	1.00		12.36	2.62	9.55	0.19	0.36	0.20
and	95.00	6.00	100	2.12	0.30	1.65	0.18	0.40	0.15
incl.	99.00	1.00		2.97	0.41	2.27	0.28	0.72	0.18
and	111.00	8.10	90	1.45	0.19	1.13	0.13	0.35	0.18	Lower
incl.	117.57	0.43		5.00	0.82	4.01	0.17	1.05	0.92

723	83.65	15.35	90	1.93	0.35	1.46	0.12	0.22	0.07	Upper
incl.	93.00	0.47		3.57	0.67	2.65	0.25	0.44	0.10
and	103.00	11.00	90	2.51	0.34	1.89	0.29	0.47	0.13	Lower
incl.	109.00	1.00		3.58	0.51	2.65	0.42	0.69	0.18
and	126.00	3.00	90	4.88	0.75	3.95	0.18	0.05	0.04
incl.	127.00	1.00		7.69	1.29	6.19	0.21	0.06	0.05

724	73.00	11.00	90	1.12	0.18	0.75	0.20	0.12	0.05	Upper
incl.	79.22	0.78		1.95	0.26	1.21	0.48	0.25	0.05
and	130.00	2.00	90	6.05	0.85	4.86	0.35	0.31	0.22
incl.	130.00	1.00		8.92	1.47	7.23	0.22	0.42	0.36

725	71.00	14.54	100	1.53	0.25	1.14	0.14	0.17	0.08	Upper
incl.	85.00	0.54		3.27	0.49	2.60	0.18	0.53	0.18
and	121.00	9.45	90	1.59	0.28	1.20	0.11	0.31	0.10	Lower
incl.	124.00	0.89		2.42	1.07	1.29	0.06	0.20	0.04

726	95.00	11.00	100	2.80	0.54	1.97	0.29	0.25	0.10	Upper
incl.	98.00	0.98		5.31	0.89	3.67	0.75	0.59	0.17
and	132.32	5.58	100	2.57	0.28	2.02	0.27	0.67	0.26	Lower
incl.	133.00	1.00		4.20	0.47	3.37	0.36	0.84	0.55

727	76.00	5.00	100	1.20	0.21	0.94	0.06	0.42	0.09	Upper
incl.	76.00	1.00		1.55	0.20	1.27	0.08	0.01	0.08
and	86.00	6.00	100	1.21	0.15	0.94	0.13	0.34	0.06	Upper
incl.	90.00	1.00		2.11	0.30	1.61	0.19	0.50	0.11
and	105.00	6.12	100	2.74	0.34	2.30	0.10	0.73	0.29	Lower
incl.	105.00	0.55		8.09	0.98	6.91	0.20	0.56	0.91

728	82.00	17.00	100	2.15	0.31	1.63	0.21	0.35	0.08	Upper
incl.	92.00	1.00		3.74	0.53	2.86	0.36	0.58	0.15
and	112.00	14.00	100	3.89	0.41	3.20	0.28	0.85	0.40	Lower
incl.	119.60	0.64		14.72	1.10	13.60	0.02	0.63	2.81

729	86.00	9.00	100	4.60	1.02	3.34	0.25	0.16	0.09	Upper
incl.	90.39	0.61		9.05	1.91	7.03	0.11	0.00	0.09

730	88.00	30.00	100	2.52	0.45	1.93	0.13	0.24	0.12	Upper
incl.	93.00	1.00		6.18	1.26	4.60	0.32	0.49	0.14
and	124.80	4.52	90	3.14	0.42	2.41	0.31	0.65	0.20	Lower
incl.	128.00	1.32		3.68	0.54	2.67	0.47	0.90	0.22

731	26.00	24.00	100	3.31	0.68	2.50	0.13	0.24	0.13	Upper
incl.	36.86	1.14		7.83	2.01	5.76	0.06	0.09	0.17
and	55.07	8.90	100	1.80	0.24	1.39	0.17	0.40	0.11	Lower
incl.	55.07	0.93		4.31	0.68	3.46	0.17	0.91	0.38

732	68.00	17.58	100	2.59	0.39	2.08	0.13	0.49	0.14	Upper+ Lower
incl.	82.90	0.37		15.35	2.80	12.40	0.15	1.71	1.54

733	105.82	12.18	100	2.13	0.32	1.68	0.13	0.33	0.08	Upper
incl.	109.00	1.00		4.23	0.68	3.32	0.23	0.59	0.12
and	130.54	22.89	90	2.83	0.31	1.94	0.58	0.55	0.21	Lower
incl.	148.00	1.00		10.85	0.39	3.09	7.37	0.96	0.48

735	51.00	18.00	100	1.86	0.33	1.34	0.19	0.18	0.10	Upper
incl.	59.00	1.00		5.82	1.54	3.88	0.40	0.26	0.14
and	74.00	6.00	100	1.09	0.16	0.86	0.07	0.23	0.08	Lower
incl.	74.00	1.00		2.46	0.37	1.92	0.18	0.39	0.16

736	140.00	9.14	100	3.17	0.63	2.38	0.16	0.19	0.08	Upper
incl.	141.00	0.72		8.45	1.88	6.13	0.44	0.36	0.22
and	176.85	3.53	100	3.66	0.32	3.09	0.26	0.77	0.54	Lower
incl.	176.85	1.15		7.41	0.58	6.31	0.52	1.22	1.07

737	26.32	12.45	100	2.34	0.30	1.84	0.20	0.43	0.15	Lower
incl.	27.00	1.00		4.01	0.58	3.25	0.18	0.54	0.25

738	100.00	11.00	100	3.67	0.75	2.75	0.18	0.27	0.08	Upper
incl.	104.57	0.71		7.23	1.48	5.46	0.29	0.29	0.09

and	117.00	32.00	100	1.91	0.27	1.47	0.18	0.35	0.12	Lower
incl.	138.00	1.00		5.20	0.67	3.82	0.71	0.81	0.46

739	157.78	32.22	100	2.90	0.45	2.23	0.23	0.57	0.12	Upper+ Lower
incl.	158.67	0.48		6.12	1.01	4.91	0.20	0.31	0.14

740	80.39	6.61	100	1.67	0.29	1.26	0.11	0.22	0.09	Upper
incl.	80.39	0.74		4.21	0.95	3.20	0.06	0.14	0.18

741	128.00	47.00	100	1.60	0.23	1.22	0.15	0.33	0.09	Upper+ Lower
incl.	170.00	1.00		4.73	1.10	3.43	0.20	1.16	0.40

742	29.00	6.00	80	2.50	0.51	1.83	0.16	0.17	0.12
incl.	33.00	1.00		4.01	0.79	2.97	0.25	0.24	0.16
and	52.00	14.00	80	2.15	0.45	1.50	0.20	0.16	0.06	Upper
incl.	56.00	1.00		4.83	1.08	3.43	0.32	0.34	0.13

744	24.10	4.90	100	2.20	0.38	1.63	0.18	0.34	0.06
incl.	24.10	0.90		3.43	0.64	2.39	0.39	0.83	0.07
and	45.00	7.70	90	1.82	0.31	1.41	0.10	0.33	0.15	Lower
incl.	48.86	1.14		4.24	0.77	3.30	0.17	0.56	0.45

(1) The prefix for all of the holes above is “RN/YP-“

(2) Estimated true width

(3) For a complete set of drill results and collar locations, please visit NAP’s website at www.napalladium.com.

Platinum group elements along with copper-nickel mineralization were first discovered in the area by Outokumpu Oy in 1964 during a regional Cu-Ni exploration program.  The area was further explored by Gold Fields between 2001 and 2004.  In 2005, Gold Fields commissioned a feasibility study on the Suhanko Property, comprising the advanced stage Konttijärvi and Ahmavaara deposits.

Diamond drill core from these drilling programs is transported by joint venture personnel from the various project sites to Rovaniemi, Finland for logging and splitting.  The split samples are transported to the GTK (Finnish Geological Survey) laboratory, an accredited laboratory, for sample preparation and analysis.  At GTK, precious metals are analyzed utilizing a standard fire assay with ICP-OES finish and base metals are analyzed utilizing an aqua-regia digestion and ICP-OES finish. Mr. Reno Pressacco, Vice President of Exploration & Development for North American Palladium Ltd., is the Qualified Person, as defined in National Instrument 43-101, who supervised the work carried out on the Arctic Platinum Project.

North American Palladium is Canada’s foremost primary producer of palladium.  The company’s core palladium business at the Lac des Iles mine is strengthened by a significant contribution from nickel, platinum, gold and copper by-product metals.  The company is also pursuing three development projects: the Offset High Grade Zone at its Lac des Iles mine, the Shebandowan Project, located approximately 100 kilometers from the mine, and Arctic Platinum Project in Finland.

Cautionary Statement on Forward-Looking Information

Certain information included in this press release, including information as to future financial or operating performance and other statements that express management’s expectations or estimates of future performance, constitute “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 and Canadian securities laws.  The words ‘expect’, ‘believe’, ‘will’, ‘intend’, ‘estimate’ and similar expressions identify forward-looking statements.  Forward-looking statements are based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties and contingencies.  These statements are based on certain factors and assumptions, including but not limited to, the assumption that market fundamentals will result in strong demand and prices for palladium and by-product metals; the integrated operation of the company’s underground mine and the open pit mine remain viable operationally and economically; financing will be available on reasonable terms; blended mill feed head grade and mill performance will proceed as expected; mine plan scenarios will be viable; and exploration and development work will proceed as expected.  The company cautions the reader that forward-looking statements involve risks and uncertainties that may cause the actual results or performance of North American Palladium to be materially different from estimated results or performance expressed or implied and that the forward-looking statements are not guarantees of future performance. These risks and uncertainties include, but are not limited to: metal price volatility;

economic and political events affecting metal supply and demand; changes in the regulatory environment; fluctuations in ore grade or tonnes milled; geological, technical, mining or processing problems; future production; changes in the life-of-mine plan; availability and costs associated with mining inputs and labour; the speculative nature of exploration and development; and other risks associated with the mining business. These factors are discussed in greater detail in the company’s most recent Form 40-F/Annual Information Form on file with the U.S. Securities and Exchange Commission and Canadian provincial securities regulatory authorities. The company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, events or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

For further information, please contact:

Jim Excell

President and Chief Executive Officer
Tel: (416) 360-7971 ext. 223

Reno Pressacco

Vice President, Exploration and Development

Tel: (416) 360-7971 ext. 224